As filed with the Securities and Exchange Commission on June 12, 2013

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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PROLOR BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0854033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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7 Golda Meir Street
Weizmann Science Park
Nes-Ziona, Israel, 74140

(Address of principal executive offices)

Modigene Inc. 2007 Equity Incentive Plan

(Full title of the plan)

Shai Novik

President

7 Golda Meir Street
Weizmann Science Park

Nes-Ziona, Israel, 74140

(866) 644-7811

(Telephone number, including area code, of agent for service)

Copies to:

Robert L. Grossman, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated Filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.00001 per share to be issued under the Modigene Inc. 2007 Equity Incentive Plan	4,000,000	$5.92	$23,680,000	$3,229.95

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.00001 par value per share (“Common Stock”), of PROLOR Biotech, Inc., a Nevada corporation (the “Registrant”), which become issuable under the Modigene Inc. 2007 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act based on the average of the average of the high and low price per share of Common Stock as reported by the NYSE MKT on June 6, 2013.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by PROLOR Biotech, Inc., a Nevada corporation (the “Company”), for the purpose of registering a total of 4,000,000 additional shares of its common stock, par value $0.00001 per share (“Common Stock”), issuable pursuant to the Modigene Inc. 2007 Equity Incentive Plan, for which previously filed Registration Statement on Form S-8 (File No. 333-163795) is effective (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, as filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2009, is incorporated herein by reference.

Part II

Item	3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 15, 2013;

(b)	Definitive Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders, filed with the Commission on April 25, 2013;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 10, 2013;

(d)	Current Reports on Forms 8-K, filed with the Commission on February 8, 2013, April 24, 2013, April 29, 2013, June 4, 2013 and June 7, 2013 (not including any information furnished under Items 2.02, 7.01 or 9.01 of any such Form 8-K); and

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-34676) filed with the Commission on June 19, 2007 and any amendments to such Registration Statement filed subsequently thereto, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

See “Exhibit Index” following the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nes-Ziona, State of Israel, on June 10, 2013.

PROLOR BIOTECH, INC.

By:	/s/ Shai Novik
Name:	Shai Novik
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Abraham (Avri) Havron and Shai Novik his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Abraham Havron
Abraham (Avri) Havron	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2013
/s/ Steve Schaeffer
Steve Schaeffer	Chief Financial Officer	June 10, 2013
(Principal Financial and Accounting Officer)
/s/ Shai Novik
Shai Novik	President and Director	June 10, 2013

Fuad Fares	Director

Dr. Phillip Frost, M.D.	Director

/s/ Jane H. Hsiao, Ph.D MBA
Jane H. Hsiao, Ph.D. MBA	Director	June 10, 2013

/s/ Adam Stern
Adam Stern	Director	June 10, 2013

/s/ Marian Gorecki
Marian Gorecki	Director	June 10, 2013

/s/ Steven D. Rubin
Steven D. Rubin	Director	June 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 14, 2009 and incorporated by reference herein.

4.2	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 14, 2007 and incorporated by reference herein.

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Yarel + Partners CPA, Independent Registered Public Accounting Firm.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature pages hereto).